UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): May 12, 2015

Turbine Truck Engines, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1575 Aviation Center Parkway, Suite 433, Daytona Beach, Florida 32114

(Address of principal executive offices)

386-275-1515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of the Company accepted the resignation of Michael Rouse as the Turbine Truck Engines, Inc. President and Board of Director member, effective May 10, 2015.

There is no known disagreement between the Company and Michael Rouse as defined in 17 CFR 240.3b-7, on any matter relating to the Company’s operations, policies or practices, nor has an officer or director been removed for cause.

The Company’s Board of Directors elected Christopher David to serve as the Company's President while Mr. David remains the Company’s Secretary-Treasurer and a Board of Directors member. Mr. Rouse’s seat on the Company’s Board of Directors will not be filled at this time.

All corporate Officers and Board of Directors members of Turbine Truck Engines, Inc. will have their salary and other compensation, if any, set in the ordinary course of business.

Mr. David’s biography is set forth below:

Christopher David – President, Secretary, Treasurer and Director (56)

Since August 2014, Mr. David has been both a member of the Turbine Truck Engines, Inc. Board of Directors and has served as its Secretary-Treasurer. For the last 22 years Mr. David has been a private venture investor in both private and public companies and has served as an advisor on operational, internal control, marketing and finance matters to numerous small and medium size businesses in the pharmaceutical, bio-tech, television-movie media, real-estate, technology and industrial commodity industries. Mr. David has been a shareholder of Turbine Truck Engines for over 5 years prior to assuming his duties as President, Secretary/Treasurer and Director of the company. Mr. David retired from the U.S. Navy officer ranks in 1994 and holds a BA from the University of Washington.

Mr. David currently holds 665,275 shares of the Company’s common stock.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exh. No.	Date	Document
1.01	May 10, 2015	Resignation of Michael Rouse*

______________

*Filed herewith.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: May 12, 2015	By:	/s/ Enzo Cirillo
Enzo Cirillo, Interim - CEO